UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 15, 2015

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On December 15, 2015, Ashford Hospitality Prime, Inc. (the “Company”) completed the acquisition of the Ritz-Carlton St. Thomas in St. Thomas, U.S. Virgin Islands pursuant to the previously announced acquisition agreement, dated as of October 2, 2015, by and between the Company and Marriott International Hotels, Inc. (the “Acquisition Agreement”). The Company paid an aggregate cash purchase price of $64 million, which represents a purchase price of $355,556 per key. The purchase price is subject to post-closing adjustment as provided in the Acquisition Agreement.
ITEM 7.01     REGULATION FD DISCLOSURE
On December 21, 2015, the Company issued a press release announcing the closing of the Ritz-Carlton St. Thomas, as further described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements. To the extent financial statements are required to be filed with this item, such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information. To the extent pro forma financial information is required to be filed by this item, such financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated December 21, 2015

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 21, 2015

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel